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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 August 2, 2002
                Date or Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                       1-10218               13-3489233
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                  250 Stephenson Highway, Troy, Michigan 48083
               (Address of principal executive offices (zip code))

                                 (248) 824-2500
              (Registrant's telephone number, including area code)

                    5755 New King Court, Troy, Michigan 48098
              (Former name or former address, if changed since last
                                     report)


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


Item 5. Other Events.

     On August 1, 2002, Collins & Aikman Corporation issued a press release, which is filed as an exhibit to this Form 8-K, announcing that its Board of Directors has appointed Jerry L. Mosingo as its new Chief Executive Officer and as a Director of the Company. Since January 2002, Mr. Mosingo has served as Executive Vice President, Plastic Components and Cockpits, Collins & Aikman's largest operating unit with $1.8 billion in sales in 2001. Mr. Mosingo replaces Thomas E. Evans, its previous Chairman and CEO, who has indicated that he intends to retire. Mr. Evans has agreed to be available as a consultant to the Company for up to two years to assist with transitional and other matters. A copy of his separation and consultancy agreement is filed as an exhibit to this Form 8-K. Michael Stepp, the Company's current Executive Vice President, Chief Financial Officer and a Director of the Company, will become Vice Chairman of the Board of Directors and will assume an expanded role in managing headquarters activities. David Stockman, Senior Managing Director of the Company's largest shareholder, Heartland Industrial Partners, will become non-executive Chairman of the Board of Directors.

Item 7.  Financial Statements and Exhibits.


     (c) Exhibits. the following exhibits are filed herewith:

         Exhibit No.    Description

         (10.1)         Separation and Consultancy Agreement dated July 31,
                        2002
         (99.1)         Press Release dated August 1, 2002

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 1, 2002

                            COLLINS & AIKMAN CORPORATION


                            By:  /s/ Ronald T. Lindsay
                                 ---------------------------------------
                                 Name:  Ronald T. Lindsay
                                 Title:    Secretary and General Counsel

                                  EXHIBIT INDEX


          10.1 Separation and Consultancy Agreement dated July 31, 2002
          99.1 Press Release dated August 1, 2002